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                                                                     EXHIBIT 5.1

                               [Form of Opinion]

                      [Letterhead of Jenkens & Gilchrist]

                             _______________, 2000

The Concours Group, Inc.
3 Kingwood Place, Suite 151
800 Rockmead Drive
Kingwood, Texas 77339

     Re: Opinion as to Legality of Organization and Certain Securities of The Concours Group, Inc.

Ladies and Gentlemen:

     We have acted as securities counsel to The Concours Group, Inc., a Delaware corporation ("Concours"), in connection with the registration under the Securities Act of 1933, as amended ("Securities Act") of up to 2,875,000 shares of common stock, par value $.01 per share (the "Shares") of Concours as described in a prospectus (the "Prospectus") contained in Registration Statement No. 333-32730 on Form S-1 (the "Registration Statement") first filed with the Securities and Exchange Commission (the "Commission") on March 17, 2000.

     In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement, including the form of prospectus included therein and the documents incorporated by reference therein, (ii) Concours' Amended and Restated Certificate of Incorporation and the Amended and Restated Bylaws, each as amended to date; (iii) copies of resolutions of the Board of Directors of Concours authorizing the issuance of the Shares and related matters; and (iv) such other documents and instruments as we have deemed necessary for the expression of opinions herein contained. In making the foregoing examinations, we have assumed, without investigation, the genuineness of all signatures and the authenticity of all documents submitted to us as originals, the conformity to original photostatic copies and the veracity of all such copies. As to various questions of fact material to this opinion, we have relied, to the extent we deem reasonably appropriate, upon representations or certificates of officers of Concours and upon documents, records and instruments furnished to us by Concours, without independent check or verification of their accuracy.

     Based upon our examination, consideration of, and reliance on the documents and other matters described above, we are of the opinion that:

     1. Concours is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware; and
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The Concours Group, Inc.
_____________, 2000
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        2.  the Shares to be sold in the Offering, as described in the
            Prospectus, have been duly authorized for issuance and, when issued and delivered by Concours to the underwriters in the manner and for the consideration stated in the Prospectus, they will be validly issued, fully paid and nonassessable.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to reference being made to us under the caption "Legal Matters" in the Prospectus which forms a part of the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

         The opinions expressed herein are limited to the laws of the State of Delaware, the General Corporation Law of the State of Delaware, and the federal laws of the United States of America and we assume no responsibility as to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction. You should be aware that this firm is not admitted to the practice of law in the State of Delaware and the opinion herein is based solely on unofficial compilations of the General Corporation Law of the State of Delaware.



                                       Respectfully submitted,

                                       Jenkens & Gilchrist,
                                       a Professional Corporation


                                       By:
                                           -------------------------------------
                                                Donald W. Brodsky
                                                Authorized Signatory


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